Exhibit 99.6

[•], 201[•]

Dear Bats Global Markets, Inc. Stockholder:

Thank you for your support as we work toward completing the acquisition by CBOE Holdings, Inc. (“CBOE Holdings”) of Bats Global Markets, Inc. (“Bats”).  On September 25, 2016, CBOE Holdings, two wholly owned subsidiaries of CBOE Holdings and Bats entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, among other things, a wholly owned subsidiary of CBOE Holdings will merge with and into Bats, with Bats as the Surviving Corporation (the “merger”), and immediately following the merger, CBOE Holdings will cause the Surviving Corporation to merge with and into CBOE V, LLC, a direct wholly-owned subsidiary of CBOE Holdings (the subsequent merger”).  The adoption of the Merger Agreement will be considered at a special meeting of Bats stockholders to be held on [   ], 201[•].  The merger is subject to such adoption, the receipt of approval by CBOE Holdings stockholders of the issuance of CBOE Holdings common stock to be issued in the merger and satisfaction of certain other closing conditions.  We presently expect that the merger will be completed during the first half of 2017.

Under the terms of the Merger Agreement, each Bats stockholder has the opportunity to elect to receive, as merger consideration for each share of Bats common stock that such stockholder owns, (1) a “stock election” of a number of shares of CBOE Holdings common stock equal to the sum of (a) 0.3201 and (b) the quotient, rounded to four decimal places, obtained by dividing $10.00 by the volume-weighted closing average price of CBOE Holdings common stock on the NASDAQ Stock Market LLC for the period of ten consecutive trading days ending on the second full trading day prior to the effective time of the merger (the “Closing CBOE Holdings VWAP”) (2) a “cash election” of an amount of cash equal to the sum of (a) $10.00 and (b) the product, rounded to four decimal places, obtained by multiplying 0.3201 by the Closing CBOE Holdings VWAP or (3) a “mixed election” of a combination of $10.00 in cash and 0.3201 of a share of CBOE Holdings common stock.

The consideration to be paid to holders of Bats common stock making a cash election or stock election in connection with the merger is subject, pursuant to the terms of the Merger Agreement, to automatic proration and adjustment, as applicable, to ensure that the total amount of cash paid and the total number of shares of CBOE Holdings common stock issued by CBOE Holdings in the merger is the same as what would be paid and issued if all Bats stockholders were to receive for each share of Bats common stock held the mixed consideration of 0.3201 of a share of CBOE Holdings common stock and $10.00 in cash.

Enclosed is an Election Form and related documents.  Please complete, sign and return the Election Form, with confirmation of book-entry transfer of your shares of Bats common stock to the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), in order to make an election.  In addition, enclosed is an Election Information Booklet for your reference.  Please use the enclosed envelope to return your Election Form, confirmation of a book-entry transfer or a properly completed Notice of Guaranteed Delivery to the Exchange Agent.  Do not send any documents to Bats or CBOE Holdings.

The Election Form, together with either your (1) confirmation of book-entry transfer or (2) Notice of Guaranteed Delivery, must be RECEIVED by the Exchange Agent no later than 5:00 p.m., Eastern Time, on the date that is two business days preceding the closing date of the merger (the “Election Deadline”).  CBOE Holdings and Bats will publicly announce the Election Deadline at least three business days prior to the anticipated closing date of the merger, but you are encouraged to return your Election Form and confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery as promptly as practicable.  You may also obtain up-to-date information regarding the Election Deadline by calling the information agent for the transaction, Innisfree M&A Incorporated (“Innisfree”) at (888) 750-5834 (toll-free) or (212) 750-5833 (collect).

There is a limited period of time for you to deliver your Election Form and confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery.  Therefore, we encourage you to submit your Election Form and confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery promptly.  If you do not make a valid election, you will be deemed to have made a mixed election with respect to your shares of Bats common stock.  You should note that, regardless of whether you make a mixed election, a cash election or a stock election, the value of the merger consideration you receive will depend on the Closing CBOE Holdings VWAP.  Information regarding CBOE Holdings’ stock price can be obtained by calling Innisfree at (888) 750-5834 (toll-free) or (212) 750-5833 (collect).

You can find additional information on the merger, its terms and related transactions in the Joint Proxy Statement/Prospectus dated [•], 2016, which was previously mailed to Bats stockholders of record as of [•], 2016 and is also available through the Securities and Exchange Commission’s web site at www.sec.gov.  The information contained in the Joint Proxy Statement/Prospectus speaks as of [•], 2016, and does not reflect subsequent developments.  However, the Joint Proxy Statement/Prospectus incorporates by reference subsequent filings with the Securities and Exchange Commission by CBOE Holdings.  You should rely only on the information contained or expressly incorporated by reference in the Joint Proxy Statement/Prospectus.  We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in those documents.

If you have any questions regarding the election materials, please call Innisfree at (888) 750-5834 (toll-free) or (212) 750-5833 (collect).

Edward Tilly
Chief Executive Officer

Bats Global Markets, Inc. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Computershare Trust Company, N.A.
P.O. Box 43011
Providence, Rhode Island 02940-3011
www.computershare.com/investor
Innisfree M & A Incorporated
All Calls (888) 750-5834

[C 1234567890 J N T]

Tax ID certification on file: <Certified Y/N>

TOTAL SHARES     12345678901234

ELECTION FORM
With respect to shares of common stock of Bats Global Markets, Inc. (“Bats”)

ELECTION DEADLINE IS 5:00 P.M., EASTERN TIME, ON THE DATE THAT IS TWO BUSINESS DAYS PRECEDING THE CLOSING DATE OF THE MERGER

Pursuant to the terms of the Agreement and Plan of Merger, dated as of September 25, 2016 (the “Merger Agreement”), by and among CBOE Holdings, Inc. (“CBOE Holdings”), CBOE Corporation, a wholly-owned subsidiary of CBOE Holdings, CBOE V, LLC, a wholly-owned subsidiary of CBOE Holdings, and Bats Global Markets, Inc. (“Bats”), each Bats stockholder has the opportunity to elect to receive, as merger consideration for each share of Bats common stock that such stockholder owns, (1) a “stock election” of a number of shares of CBOE Holdings common stock equal to the sum of (a) 0.3201 and (b) the quotient, rounded to four decimal places, obtained by dividing $10.00 by the volume-weighted closing average price of CBOE Holdings common stock on the NASDAQ Stock Market LLC for the period of ten consecutive trading days ending on the second full trading day prior to the effective time of the merger (the “Closing CBOE Holdings VWAP”), (2) a “cash election” of an amount of cash equal to the sum of (a) $10.00 and (b) the product, rounded to four decimal places, obtained by multiplying 0.3201 by the Closing CBOE Holdings VWAP or (3) a “mixed election” of a combination of $10.00 in cash and 0.3201 of a share of CBOE Holdings common stock.

   For a full discussion of the merger, the merger consideration and the effect of this election, see the Joint Proxy Statement/Prospectus, dated [•], 2016 (the “Proxy Statement”).

The Election Form, together with either your (1) confirmation of book-entry transfer or (2) Notice of Guaranteed Delivery, must be RECEIVED by the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), no later than 5:00 p.m., Eastern Time, on the date that is two business days preceding the closing date of the merger (the “Election Deadline”).  CBOE Holdings and Bats will publicly announce the Election Deadline at least three business days prior to the anticipated closing date of the merger, but you are encouraged to return your Election Form and confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery as promptly as practicable.  You may also obtain up-to-date information regarding the Election Deadline by calling Innisfree at (888) 750-5834 (toll-free) or (212) 750-5833 (collect).

This election governs the merger consideration that you, as a stockholder of Bats, will receive if the merger is consummated.  This election may also affect the tax consequences of the merger to you.

Complete the box(es) on the next page to make an election to receive (1) a “stock election” of a number of shares of CBOE Holdings common stock equal to the sum of (a) 0.3201 and (b) the quotient, rounded to four decimal places, obtained by dividing $10.00 by the Closing CBOE Holdings VWAP, (2) a “cash election” of an amount of cash equal to the sum of (a) $10.00 and (b) the product, rounded to four decimal places, obtained by multiplying 0.3201 by the Closing CBOE Holdings VWAP, subject to automatic proration and adjustment, as applicable, and as provided in the Merger Agreement, or (3) a “mixed election” of a combination of $10.00 in cash and 0.3201 of a share of CBOE Holdings common stock, subject to automatic proration and adjustment, as applicable, and as provided in the Merger Agreement.  If no box is checked, you will be deemed to have made a “mixed election” with respect to your shares of Bats common stock.

Step 1. ELECTION.  I hereby elect to receive the following as consideration for my shares of Bats common stock:

ELECTION CHOICES

STOCK ELECTION (a number of shares of CBOE Holdings common stock equal to the sum of (a) 0.3201 and (b) the quotient, rounded to four decimal places, obtained by dividing $10.00 by the Closing CBOE Holdings VWAP, subject to automatic proration and adjustment, as applicable, as discussed below)

☐                                    Mark this box to elect to make a stock election with respect to ALL of your shares of Bats common stock.

☐                                    Mark this box to elect to make a stock election with respect to the following number of your shares of Bats common stock.  Please fill in the number of shares for which you would like to make a stock election.

CASH ELECTION (an amount of cash equal to the sum of (a) $10.00 and (b) the product, rounded to four decimal places, obtained by multiplying 0.3201 by the Closing CBOE Holdings VWAP, subject to automatic proration and adjustment, as applicable, as discussed below)

☐                                    Mark this box to elect to make a cash election with respect to ALL of your shares of Bats common stock.

☐                                    Mark this box to elect to make a cash election with respect to the following number of your shares of Bats common stock.  Please fill in the number of shares for which you would like to make a cash election.

MIXED ELECTION (a combination of $10.00 in cash and 0.3201 of a share of CBOE Holdings common stock)

☐                                    Mark this box to elect to make a mixed election with respect to ALL of your shares of Bats common stock.

☐                                    Mark this box to elect to make a mixed election with respect to the following number of your shares of Bats common stock.  Please fill in the number of shares for which you would like to make a mixed election.

YOU WILL BE DEEMED TO HAVE MADE A “MIXED ELECTION” IF,

A.            You fail to follow the instructions to this “Election Form” or otherwise fail to make a valid election;

B.            A completed “Election Form,” together with your confirmation of book-entry transfer or a properly completed Notice of Guaranteed Delivery, is not actually received by the Exchange Agent by the Election Deadline; or

C.            You properly and timely revoke a prior election without making a new election.

Shares of CBOE Holdings common stock will be issued in non-certificated book entry form via a Direct Registration System® (DRS) stock distribution statement.

The merger consideration to be paid to holders of Bats common stock making a cash election or stock election in connection with the merger is subject, pursuant to the terms of the Merger Agreement, to automatic proration and adjustment, as applicable, to ensure that the total amount of cash paid and the total number of shares of CBOE Holdings common stock issued by CBOE Holdings in the merger is the same as what would be paid and issued if all Bats stockholders were to receive for each share of Bats common stock held the mixed consideration of 0.3201 of a share of CBOE Holdings common stock and $10.00 in cash.  No guarantee can be made that you will receive the amount of cash consideration or stock consideration that you elect.

To be effective, this Election Form must be properly completed, signed and delivered to the Exchange Agent at one of the addresses listed in the Election Information Booklet, together with your confirmation of book-entry transfer or a properly completed Notice of

1 2 3 4 5 6 7 8 9 0 1 2 3 4 2 E L C	COYC	C L S

Guaranteed Delivery, by the Election Deadline.  Do not send your election materials to Bats, CBOE Holdings or the information agent.

Step 2. SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent.

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) in Bats’ transfer records. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity or other person, please set forth full title. See Instructions 5, 6, 7 and 8.

By signing below, I represent and warrant as follows:

(1)         I have full power and authority to surrender the shares of Bats common stock transferred in book-entry form or covered by a guarantee of delivery, free and clear of all liens, claims and encumbrances.  I will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the surrender and exchange of my shares of Bats common stock.

(2)         I understand that neither surrender nor an election is made in acceptable form until receipt by the Exchange Agent of this Election Form, duly completed and manually signed, together with all accompanying evidences of authority.  I agree that all questions as to validity, form and eligibility of any surrender of the shares of Bats common stock will be determined by the Exchange Agent.

(3)         I acknowledge that, until I properly transfer the shares of Bats common stock to which this Election Form relates in book-entry form, I will not receive any consideration issuable or payable.

Sign and provide your tax identification number on the Internal Revenue Service Form W-9 provided herewith (or the appropriate IRS Form W-8 if you are a non-U.S. holder, a copy of which can be obtained at www.irs.gov).  See Instruction 8.

Registered Holder(s) or Agent	Title, if any	Area Code/Phone Number

Step 3. SIGNATURE(S) GUARANTEED (IF REQUIRED). See Instruction 6.

Unless the shares were tendered by the registered holder(s) of the common stock, or for the account of a member of a “Signature Guarantee Program,” Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program (an “Eligible Institution”), your signature(s) must be guaranteed by an Eligible Institution.

Authorized Signature	Name of Firm

Address of Firm — Please Print

SPECIAL PAYMENT, ISSUANCE AND DELIVERY FORM

The merger consideration will be issued in the name and to the address provided on the Election Form unless instructions are given in the boxes below.

Special Payment and Issuance Instructions (See Instructions 6 and 8)	Special Delivery Instructions (See Instruction 7)

To be completed ONLY if the merger consideration is to be issued to a name that is different from the name of the registered holder(s).	To be completed ONLY if the check with respect to merger consideration is to be mailed to an address that is different from the address reflected above.

Issue ☐ Check to: Issue ☐ Shares to:

Name(s):	Name(s):
(Please Print)	(Please Print)

Address:	Address:

Telephone Number:	Telephone Number:

If completing this page for Special Payment and Issuance Instructions, please obtain an Original Medallion Signature Guarantee and apply below.

INSTRUCTIONS
(Please read carefully the instructions below)

1.                                      Election Deadline: For any election contained herein to be considered, this Election Form, properly completed and signed, must be received by the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), at the address set forth on the front of this Election Form, no later than 5:00 P.M., Eastern Time, on the date that is two business days preceding the closing date of the merger (the “Election Deadline”).  CBOE Holdings, Inc. (“CBOE Holdings”) and Bats Global Markets, Inc. (“Bats”) will publicly announce the Election Deadline at least three business days prior to the anticipated closing date of the merger, but you are encouraged to return your Election Form and confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery as promptly as practicable.  You may also obtain up-to-date information regarding the Election Deadline by calling the information agent for the transaction, Innisfree M&A Incorporated, at (888) 750-5834 (toll-free) or (212) 750-5833 (collect).  The Exchange Agent, in its sole discretion, will determine whether any Election Form is received on a timely basis and whether an Election Form has been properly completed.

2.                                      Revocation or Change of Election Form: Any Election Form may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline.  The Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

3.                                      Termination of Merger Agreement: In the event of termination of the Merger Agreement, the Exchange Agent will promptly return shares of Bats common stock through a book-entry transfer for shares held in street name.

4.                                      Method of Delivery: Your Election Form, together with your confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery, must be sent or delivered to the Exchange Agent.  Do not send them to CBOE Holdings or Bats.  Delivery will be deemed effective only when received.  A return envelope is enclosed.

5.                                      Book Shares/Check Issued in the Same Name: If the shares of CBOE Holdings common stock to be issued and/or the check for the cash payable, as applicable, to the undersigned in the merger are to be issued in the same name as the surrendered shares, the Election Form must be completed and signed exactly as the surrendered shares are registered in Bats’ transfer records.  If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign the Election Form.  If any shares are registered in different names, it will be necessary to complete, sign and submit as many separate Election Forms as there are different registrations.  Election forms executed by trustees, executors, administrators, guardians, officers of corporations or others acting in a fiduciary capacity who are not identified as such on the applicable registration must be accompanied by proper evidence of the signing person’s authority to act.

6.                                      Special Issuance/Payment Instructions: If the check(s) and/or shares of CBOE Holdings common stock are to be made payable to or registered in a name or names other than the name(s) that appear(s) on the surrendered shares, indicate the name(s) and address in the appropriate box.  The stockholder(s) named will be considered the record owner(s) and must complete the section entitled “Signatures Required” and the Substitute Form W-9 (or the appropriate IRS Form W-8 if you are a non-U.S. holder, a copy of which can be obtained at www.irs.gov).  If the section entitled “Special Issuance/Payment Instructions” is completed, then signatures on this Election Form must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “Eligible Institution”).  If the surrendered shares are registered in the name of a person other than the person signing this Election Form, or if issuance is to be made to a person other than the person signing this Election Form or if the issuance is to be made to a person other than the registered owner(s), then the surrendered shares must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners or names that appear on such stock power(s) or with stock power(s) guaranteed by an Eligible Institution as provided herein.

7.                                      Special Delivery Instructions: If a check is to be mailed to an address other than that appearing on the “Election Form” indicate the address in this box.

8.                                      Substitute Form W-9: Under the federal income tax laws, a non-exempt stockholder is required to provide the Exchange Agent with such stockholder’s correct Taxpayer Identification Number (“TIN”) on the enclosed Substitute Form W-9.  If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report.  Failure to provide the information on the form may subject the surrendering stockholder to 28% federal income tax withholding on the payment of any cash.  The surrendering stockholder must check the box in Part III if a TIN has not been issued and the stockholder has applied for a number or intends to apply for a number in the near future.  If a stockholder has applied for a TIN and the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 28% on all payments to such surrendering stockholder of any cash consideration due for such stockholder’s former shares.  Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details of what TIN to give the Exchange Agent.  Exempt stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding requirements.  To prevent possible erroneous backup withholding, an exempt stockholder should indicate its exempt status on Substitute Form W-9.  See the enclosed Substitute Form W-9 guidelines for additional instructions.  In order for a nonresident alien or foreign entity to qualify as exempt from U.S. federal withholding tax and backup withholding, such person must submit an appropriate IRS Form W-8 signed under penalties of perjury attesting to such exempt status.  Such form can be obtained from the Exchange Agent.

ELECTION INFORMATION BOOKLET

This information booklet from CBOE Holdings, Inc.  (“CBOE Holdings”) is provided to stockholders of Bats Global Markets, Inc. (“Bats”).  It answers frequently asked questions, briefly describes your options and provides information and instructions on how to make your election.  We urge you to read the instructions to the enclosed Election Form carefully and review the Frequently Asked Questions below, as well as the Joint Proxy Statement/Prospectus dated [•], 2016 (the “Proxy Statement”), which you received in connection with Bats’ special meeting of stockholders to be held on [•], 201[•].  After reviewing these materials, please complete the Election Form and send it in the enclosed envelope to the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”).  If you have additional questions after reading these materials, you should contact the information agent for the transaction, Innisfree M&A Incorporated (“Innisfree”) at (888) 456-3463 (toll-free) or (212) 750-5833 (collect).

The deadline for receipt of your Election Form is 5:00 P.M., Eastern Time, on the date that is two business days preceding the closing date of the merger (the “Election Deadline”). CBOE Holdings and Bats will publicly announce the Election Deadline at least three business days prior to the anticipated closing date of the merger, but you are encouraged to return your Election Form and confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery as promptly as practicable.

FREQUENTLY ASKED QUESTIONS

1.                                      Why have I been sent an Election Form?

On September 25, 2016, Bats and CBOE Holdings entered into an Agreement and Plan of Merger, by and among CBOE Holdings, CBOE Corporation, a wholly-owned subsidiary of CBOE Holdings, CBOE V, LLC, a wholly-owned subsidiary of CBOE Holdings, and Bats (the “Merger Agreement”), a copy of which was attached as Annex A to the Proxy Statement.  Under the Merger Agreement, you, as a Bats stockholder, have the option to elect to receive (1) a “stock election” of a number of shares of CBOE Holdings common stock equal to the sum of (a) 0.3201 and (b) the quotient, rounded to four decimal places, obtained by dividing $10.00 by the volume-weighted closing average price of CBOE Holdings common stock on the NASDAQ Stock Market LLC for the period of ten consecutive trading days ending on the second full trading day prior to the effective time of the merger (the “Closing CBOE Holdings VWAP”) (2) a “cash election” of an amount of cash equal to the sum of (a) $10.00 and (b) the product, rounded to four decimal places, obtained by multiplying 0.3201 by the Closing CBOE Holdings VWAP or (3) a “mixed election” of a combination of $10.00 in cash and 0.3201 of a share of CBOE Holdings common stock, subject to the automatic proration and adjustment procedures set forth in the Merger Agreement and described in the Proxy Statement and the response to Question 10 below.

An Election Form is being mailed to each holder of record of Bats common stock as of [•], 2016, the record date for the special meeting of Bats stockholders to consider the Merger Agreement.  The Election Form is to be used to make a mixed, cash or stock election.  If you also hold shares of Bats common stock in “street name” through a bank, brokerage or other nominee, you will receive election instructions from that firm.

2.                                      What is the Election Form?

The enclosed Election Form lets us know your preferred form of payment of the merger consideration for your shares of Bats common stock.

3.                                      How do I complete the Election Form?

The Election Form is divided into separate sections.  Instructions for completing each section are set forth in the Election Form, where applicable.  You are entitled to make a mixed election, cash election or stock election with respect to each of your shares of Bats common stock.

When completed, please sign and date the Election Form and send it to Computershare in the enclosed envelope along with your confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery, and any required accompanying evidence of authority, so that you can make your election to receive cash, shares of CBOE Holdings common stock or a combination of cash and shares of CBOE Holdings common stock.  Please see

Question 14 for important information concerning the transmittal of your Election Form to Computershare.  Please note that if your shares are held jointly, signatures of all joint owners are required.

Consistent with the terms of the Merger Agreement, the Election Form authorizes the Exchange Agent, Computershare Trust Company, N.A., to take all actions necessary to accomplish the delivery of the shares of CBOE Holdings common stock and/or cash in exchange for your shares of Bats common stock.

Please return your Election Form and confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery in the enclosed envelope or electronically.

4.                                      How do I make an election if I hold my shares through a bank, broker or other nominee?

If you hold your shares of Bats common stock through a bank, broker or other nominee, they must make an election for your shares on your behalf in accordance with your instructions.  Please instruct them how to exchange your shares by completing the election instructions you receive from them.  Please contact your bank, broker or other nominee with any questions.

5.                                      When is my Election Form due?

Your Election Form must be RECEIVED by the Exchange Agent by the Election Deadline (which is two business days preceding the closing date of the merger).  If you hold your shares through a bank, broker or other nominee, you must return your election instructions to your bank, broker or other nominee in time for it to respond by the Election Deadline.  Please refer to the instructions provided by your bank, broker or other nominee.

6.                                      What happens if I do not submit an Election Form, miss the Election Deadline or otherwise fail to make a valid election?

If you do not submit an Election Form, miss the election deadline or otherwise fail to make a valid election, you will be deemed to have made a mixed election.

7.                                      I have received more than one set of identical election materials related to the Merger Agreement in connection with the election.  Do I need to complete them all?

Yes.  If you received more than one set of election materials, this indicates that you own stock in more than one manner or in more than one name.  For example, you may have shares registered directly with Bats; you may own Bats shares through a third party, such as a broker; or you may own shares in both single name and joint name.  Each set of election materials you receive is specific to the manner in which you hold your shares of Bats common stock.  Failure to properly complete an Election Form and properly submit the Election Form by the Election Deadline means that no valid election will be made with respect to the shares to which that Election Form applies, and you will be deemed to have made the mixed election with respect to such shares.

8.                                      Under the terms of the Merger Agreement, what will I receive in exchange for my Bats shares upon completion of the merger?

You may make, for each share of Bats common stock that you own:

•                  a “stock election” of a number of shares of CBOE Holdings common stock equal to the sum of (a) 0.3201 and (b) the quotient, rounded to four decimal places, obtained by dividing $10.00 by the Closing CBOE Holdings VWAP;

•                  a “cash election” of an amount of cash equal to the sum of (a) $10.00 and (b) the product, rounded to four decimal places, obtained by multiplying 0.3201 by the Closing CBOE Holdings VWAP; or

•                  a “mixed election” of a combination of $10.00 in cash and 0.3201 of a share of CBOE Holdings common stock.

However, the merger consideration to be paid to holders of Bats common stock making a cash election or stock election in connection with the merger is subject, pursuant to the terms of the Merger Agreement, to automatic proration and adjustment, as applicable and as described in the response to Question 10 below, to ensure that the total amount of cash paid and the total number of shares of CBOE Holdings common stock issued by CBOE

Holdings in the merger is the same as what would be paid and issued if all Bats stockholders were to receive the mixed consideration of CBOE Holdings common stock and cash.

9.                                      Do I have to make the same election with respect to all of the Bats shares that I own?

No.  You may elect to make a mixed election, cash election or stock election with respect to each of your shares of Bats common stock.  Please follow the instructions for completing the applicable section of the Election Form.   For any shares of Bats common stock held by you that are not covered by a validly submitted Election Form, you will be deemed to have elected the mixed election.

10.                               Am I guaranteed to receive what I ask for on the Election Form?

No.  The aggregate amount of cash and the aggregate number of shares of CBOE Holdings common stock to be paid and issued, respectively, to Bats stockholders pursuant to the merger are fixed. Each share of Bats common stock with respect to which a Bats stockholder makes a mixed election and each share of Bats common stock held by a Bats stockholder who fails to make any valid election with respect to such stockholder’s shares of Bats common stock, will receive $10.00 in cash and 0.3201 of a share of CBOE Holdings common stock, which amounts are not subject to proration or adjustment.

However, if the elections of all Bats stockholders making a cash election or a mixed election (including all Bats stockholders who fail to make a valid election with respect to their shares of Bats common stock) result in an oversubscription or undersubscription of the aggregate amount of cash available to be paid by CBOE Holdings to Bats stockholders as merger consideration, the aggregate amount of cash payable by CBOE Holdings in the merger will not be increased or decreased.

Similarly, if the elections of all Bats stockholders making a stock election or a mixed election (including all Bats stockholders who fail to make a valid election with respect to their shares of Bats common stock) result in an oversubscription or undersubscription of the aggregate number of shares of CBOE Holdings common stock available to be issued by CBOE Holdings to Bats stockholders as merger consideration, the aggregate number of shares of CBOE Holdings common stock to be issued by CBOE Holdings in the merger will not be increased or decreased.

Rather, in either such case, the Exchange Agent will allocate between cash and CBOE Holdings common stock in the manner described in “The Merger Agreement—Merger Consideration—Cash Consideration” and “The Merger Agreement—Merger Consideration—Stock Consideration” beginning on page [•] of the Proxy Statement to ensure that the total amount of cash paid and the total number of shares of CBOE Holdings Common Stock issued by CBOE Holdings in the merger is the same as what would be paid and issued if all Bats stockholders were to receive the mixed consideration of CBOE Holdings common stock and cash. Accordingly, there is no assurance that a Bats stockholder that has made a valid election to receive solely cash consideration or solely stock consideration will receive the form or combination of consideration elected with respect to the shares of Bats common stock held by such stockholder.

11.                               Will I receive any fractional shares?

No.  No fractional shares of CBOE Holdings common stock will be delivered in the merger.  Instead, you will be entitled to receive cash, without interest, for any fractional share of CBOE Holdings common stock you might otherwise have been entitled to receive, in accordance with the terms of the Merger Agreement.

12.                               How long will it take to receive cash or CBOE Holdings shares after the effective date of the merger?

If the Exchange Agent receives a valid Election Form and your confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery and any required accompanying evidence of authority by the Election Deadline, the cash and/or shares of CBOE Holdings common stock to which you are entitled will be delivered by the Exchange Agent as soon as practicable after the effective date of the merger.  If the Exchange Agent receives your confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery and any required accompanying evidence of authority after the Election Deadline, you will receive the cash and/or shares of CBOE Holdings common stock from the Exchange Agent as soon as practicable after the receipt of your confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery and any required accompanying evidence of authority by the Exchange Agent.

Shares of CBOE Holdings common stock will be issued in non-certificated book entry form via a Direct Registration System® (DRS) stock distribution statement.

13.                               What are the tax consequences associated with each of the election options?

Different tax consequences may be associated with each of the election options.  The tax consequences to you of the merger will depend on the facts of your own situation.  Therefore, you should consult your tax advisor for a full understanding of the tax consequences to you of exchanging your shares of Bats common stock for shares of CBOE Holdings common stock, cash or a combination of shares of CBOE Holdings common stock and cash.  You can also refer to the general description of tax consequences under the caption, “The Merger — Material U.S. Federal Income Tax Consequences” beginning on page [•] of the Proxy Statement.

14.                               How should I send in my signed documents?

An envelope addressed to the Exchange Agent is enclosed with this package.  You may use this envelope to return your Election Form and any additional documentation that may be required to make your election complete.  If you do not have the envelope, you may send the Election Form and any additional documentation to:

If delivering by mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	If delivering by courier: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street, Suite V Canton, MA 02021

You may send your documentation (using the return envelope provided) registered mail, with return receipt requested.  You may also instead choose to send your documentation to the Exchange Agent by an overnight delivery service.  Please do not return any documents to Bats, CBOE Holdings or Innisfree. Holders of shares of Bats common stock who hold such shares in electronic, book-entry form simply need to return the completed and signed Election Form.

15.                               Are there any fees associated with the issuance of shares of CBOE Holdings common stock in exchange for shares of Bats common stock?

There are no fees associated with the exchange unless you request a check or certificate representing CBOE Holdings common stock in a name(s) other than your name.

16.                               How do I change my address on the Election Form?

Mark through any incorrect address information that is printed on the front of the Election Form.  Clearly print the correct address in the area beside the printed information.  If you would like to receive your merger consideration at a different address than that imprinted on the front of the Election Form, please complete the box entitled “Special Delivery Instructions” on the Election Form.

17.                               What do I do if:

(a)         I want to receive a book-entry statement for shares of CBOE Holdings common stock in a name other than the name in which my book-entry statement for Bats common stock is registered?

(b)         I want to have my check made payable to someone else?

(c)          The owner or co-owner of the shares is deceased?

Please complete the “Special Issuance/Payment Instructions” in the Election Form in order to transfer the shares or cash to someone else.

18.                               Will Bats common stock continue to trade until the effective time of the merger?

Yes.  Bats common stock will continue to trade on the Bats BZX Exchange, Inc. during the election period and until the effective time of the merger.  However, after your Election Form is submitted to the Exchange Agent, you will not be able to trade your shares of Bats common stock subject to such form, unless your election is properly revoked as described in the response to Question 19 below.

19.                               Can I revoke my election?

Any election may be revoked prior to the Election Deadline with respect to all or any portion of the shares of Bats common stock subject to such election.  To revoke an election, a written notice of revocation must (1) specify the name of the stockholder having made the election to be revoked and (2) be signed by the stockholder in the same manner as the original signature on the Election Form by which such election was made.  A new election may be made by submitting a new Election Form prior to the Election Deadline.

20.                               Who do I call if I have additional questions?

You may contact Innisfree at (888) 750-5834 (toll-free) or (212) 750-5833 (collect).

DELIVERY INSTRUCTIONS

By Mail:

Computershare Trust Company, N.A.
Attn: Corporate Actions Voluntary Offer
P.O. Box 43011
Providence, RI 02940-3011

By Courier:

Computershare Trust Company, N.A.
Attn: Corporate Actions Voluntary Offer
250 Royall Street, Suite V
Canton, MA 02021

ELECTION INFORMATION

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM IS NOT RECEIVED BY THE EXCHANGE AGENT BY 5:00 P.M., EASTERN
TIME, ON THE DATE THAT IS TWO BUSINESS DAYS PRECEDING THE CLOSING DATE OF THE MERGER (THE “ELECTION DEADLINE”).

To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

On September 25, 2016, Bats Global Markets, Inc. (“Bats”) entered into an Agreement and Plan of Merger, by and among CBOE Holdings, Inc. (“CBOE Holdings”), CBOE Corporation, a wholly-owned subsidiary of CBOE Holdings, CBOE V, LLC, a wholly-owned subsidiary of CBOE Holdings, and Bats (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement (attached as Annex A to the Joint Proxy Statement/Prospectus dated [•], 2016 and mailed to Bats stockholders of record as of [•], 2016), you have the opportunity to elect to receive, as merger consideration for each share of Bats common stock that you own, the following, subject to certain limitations:

1.            STOCK ELECTION — a number of shares of CBOE Holdings common stock equal to the sum of (a) 0.3201 and (b) the quotient, rounded to four decimal places, obtained by dividing $10.00 by the closing volume-weighted average price of CBOE Holdings common stock, rounded to four decimal places, on the NASDAQ Stock Market LLC for the period of ten consecutive trading days ending on the second full trading day prior to the effective time of the merger (the “Closing CBOE Holdings VWAP”), subject to automatic proration and adjustment, as applicable, as discussed below.

2.            CASH ELECTION — an amount of cash equal to the sum, rounded to two decimal places, of (a) $10.00 and (b) the product obtained by multiplying 0.3201 by the Closing CBOE Holdings VWAP, subject to automatic proration and adjustment, as applicable, as discussed below.

3.            MIXED ELECTION — a combination of $10.00 in cash and 0.3201 of a share of CBOE Holdings common stock.

You will be deemed to have made a “MIXED ELECTION” if,

A.            You fail to follow the instructions to this “Election Form” or otherwise fail to make a valid election;

B.            A completed “Election Form,” together with your confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery, is not actually received by the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), by the Election Deadline; or

C.            You properly and timely revoke a prior election without making a new election.

If no option is chosen on the Election Form, you will be deemed to have made a “Mixed Election,” and merger consideration will be paid under the terms of Option 3 above.

The merger consideration to be paid to holders of Bats common stock making a cash election or stock election in connection with the merger is subject, pursuant to the terms of the Merger Agreement, to automatic proration and adjustment, as applicable, to ensure that the total amount of cash paid and the total number of shares of CBOE Holdings common stock issued by CBOE Holdings in the merger is the same as what would be paid and issued if all Bats stockholders were to receive, for each share of Bats common stock held, the mixed consideration of 0.3201 of a share of CBOE Holdings common stock and $10.00 in cash. No guarantee can be made that you will receive the amount of cash consideration or stock consideration that you elect.

For your information and for forwarding to those of your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents:

1.              The Election Form Information Booklet regarding the election process for holders of record of Bats common stock;

2.              The Election Form, with instructions, that enables a holder of record of Bats common stock to make his or her election, including a Substitute Form W-9 to certify his or her taxpayer identification/social security number;

3.              The Substitute Form W-9 Guidelines;

4.              A Notice of Guaranteed Delivery; and

5.              A proposed client letter, which you may wish to use to obtain election instructions from your clients.

YOUR PROMPT ACTION IS REQUIRED.  PLEASE CONTACT YOUR CLIENTS AS SOON AS POSSIBLE.  PLEASE NOTE THAT THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM IS NOT RECEIVED BY THE EXCHANGE AGENT BY THE ELECTION DEADLINE.  CBOE Holdings and Bats will publicly announce the Election Deadline at least three business days prior to the anticipated closing date of the merger, but you are encouraged to obtain instructions from your clients as promptly as practicable.  You may also obtain up-to-date information regarding the Election Deadline by calling the information agent for the transaction, Innisfree M&A Incorporated (“Innisfree”) at (888) 750-5834 (toll-free) or (212) 750-5833 (collect).

For an election to be valid, a duly executed and properly completed Election Form (or facsimile thereof), including any required signature guarantees and any other documents, should be submitted to the Exchange Agent, together with a confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery in a timely manner and in accordance with the instructions contained in the Election Form.

Stockholders who cannot complete the procedures for book-entry transfer prior to the Election Deadline must surrender their shares according to the procedure for guaranteed delivery set forth in the enclosed Notice of Guaranteed Delivery.

No fees or commissions will be payable by Bats or CBOE Holdings, or any officer, director, stockholder, agent or other representative of Bats or CBOE Holdings, to any broker, dealer or other person for soliciting surrender of shares pursuant to the election (other than fees paid to Computershare for services in connection with the election and exchange process).  CBOE Holdings will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients whose shares are held by you as a nominee or in a fiduciary capacity.

Any inquiries you may have with respect to the election should be addressed to Innisfree at (888) 750-5834 (toll-free) or (212) 750-5833 (collect).  Additional copies of the enclosed materials may be obtained by contacting Computershare.

CBOE HOLDINGS, INC.

Edward Tilly
Chief Executive Officer

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE THE APPOINTMENT OF YOU OR ANY PERSON AS AN AGENT OF BATS, CBOE HOLDINGS, COMPUTERSHARE, INNISFREE OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR TO AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE ELECTION OTHER

THAN THE USE OF THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

ELECTION INFORMATION

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM IS NOT RECEIVED BY THE EXCHANGE AGENT BY 5:00 P.M., EASTERN TIME, ON THE DATE THAT IS TWO BUSINESS DAYS PRECEDING THE CLOSING DATE OF THE MERGER.  THE TIME AND DATE OF THE EXPIRATION OF THE ELECTION PERIOD IS HEREIN REFERRED TO AS THE “ELECTION DEADLINE.”  UNLESS WE HAVE OTHERWISE ADVISED YOU OF AN EARLIER PROCESSING DEADLINE, IT IS IMPERATIVE THAT WE RECEIVE YOUR INSTRUCTIONS BY THE DATE THAT IS TWO BUSINESS DAYS PRIOR TO THE ELECTION DEADLINE IN ORDER TO PROPERLY FULFILL YOUR INSTRUCTIONS.

To Our Clients:

On September 25, 2016, Bats Global Markets, Inc. (“Bats”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with CBOE Holdings, Inc. (“CBOE Holdings”), CBOE Corporation, a wholly-owned subsidiary of CBOE Holdings, and CBOE V, LLC, a wholly-owned subsidiary of CBOE Holdings.

Pursuant to the terms of the Merger Agreement (attached as Annex A to the Joint Proxy Statement/Prospectus dated [•], 2016 and mailed to Bats stockholders of record as of [•], 2016), you have the opportunity to elect to receive, as merger consideration for each share of Bats common stock that you own, the following, subject to certain limitations:

1.            STOCK ELECTION — a number of shares of CBOE Holdings common stock equal to the sum of (a) 0.3201 and (b) the quotient, rounded to four decimal places, obtained by dividing $10.00 by the closing volume-weighted average price of CBOE Holdings common stock, rounded to four decimal places, on the NASDAQ Stock Market LLC for the period of ten consecutive trading days ending on the second full trading day prior to the effective time of the merger (the “Closing CBOE Holdings VWAP”), subject to automatic proration and adjustment, as applicable, as discussed below.

2.            CASH ELECTION — an amount of cash equal to the sum, rounded to two decimal places, of (a) $10.00 and (b) the product obtained by multiplying 0.3201 by the Closing CBOE Holdings VWAP, subject to automatic proration and adjustment, as applicable, as discussed below.

3.            MIXED ELECTION — a combination of $10.00 in cash and 0.3201 of a share of CBOE Holdings common stock.

You will be deemed to have made a “MIXED ELECTION” if,

A.            You fail to follow the instructions to this “Election Form” or otherwise fail to make a valid election;

B.            A completed “Election Form” is not actually received by the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), by the Election Deadline; or

C.            You properly and timely revoke a prior election without making a new election.

If no option is chosen on the Election Form, you will be deemed to have made a “Mixed Election,” and merger consideration will be paid under the terms of Option 3 above.

The merger consideration to be paid to holders of Bats common stock making a cash election or stock election in connection with the merger is subject, pursuant to the terms of the Merger Agreement, to automatic proration and adjustment, as applicable, to ensure that the total amount of cash paid and the total number of shares of CBOE Holdings common stock issued by CBOE Holdings in the merger is the same as what would be paid and issued if all Bats stockholders were to receive, for each share of Bats common stock held, the mixed consideration of 0.3201 of a share of CBOE Holdings common stock and $10.00 in cash. No guarantee can be made that you will receive the amount of cash consideration or stock consideration that you elect.

Because we are the holder of record for your shares, only we can make an election for your shares in accordance with your instructions.  Please instruct us on how to exchange your shares of Bats common stock.  If you do not instruct us as to how to exchange your shares, we will not make an election for you and you will be deemed to have made a “Mixed Election” under the terms of Option 3 above.

Please note the following:

•                 The Election Deadline is 5:00 P.M., Eastern time, on the date that is two business days preceding the closing date of the merger.  CBOE Holdings and Bats will publicly announce the Election Deadline at least three business days prior to the anticipated closing date of the merger, but you are encouraged to return your Election Form as promptly as practicable.  You may also obtain up-to-date information regarding the Election Deadline by calling the information agent for the transaction, Innisfree M&A Incorporated, at (888) 750-5834 (toll-free) or (212) 750-5833 (collect).  Bats and CBOE Holdings presently anticipate that the effective date of the merger will occur in the first half of 2017.  Unless we have otherwise advised you of an earlier processing deadline, it is imperative that we receive your instructions not later than the date that is two business days prior to the Election Deadline.

•                 If you miss our processing deadline specified above, you will be deemed to have made a Mixed Election with respect to your shares of Bats common stock.

•                 Different tax consequences may be associated with each of the election options.  The tax consequences to you of the merger will depend on the facts of your own situation.  Therefore, you should consult your tax advisor for a full understanding of the tax consequences to you of exchanging your shares of Bats common stock for shares of CBOE Holdings common stock, cash or a combination of shares of CBOE Holdings common stock and cash.  You can also refer to the general description of tax consequences under the caption, “The Merger — Material United States Federal Income Tax Consequences” beginning on page [•] of the Joint Proxy Statement/Prospectus.

Please provide your signed instructions below:

ELECTION OPTIONS

☐                                    STOCK ELECTION — a number of shares of CBOE Holdings common stock equal to the sum of (a) 0.3201 and (b) the quotient, rounded to four decimal places, obtained by dividing $10.00 by the closing volume-weighted average price of CBOE Holdings common stock, rounded to four decimal places, on the NASDAQ Stock Market LLC for the period of ten consecutive trading days ending on the second full trading day prior to the effective time of the merger (the “Closing CBOE Holdings VWAP”), subject to automatic proration and adjustment, as applicable, as discussed below.

Number of Shares

☐                                    CASH ELECTION — an amount of cash equal to the sum, rounded to two decimal places, of (a) $10.00 and (b) the product obtained by multiplying 0.3201 by the Closing CBOE Holdings VWAP, subject to automatic proration and adjustment, as applicable, as discussed below.

Number of Shares

☐                                    MIXED ELECTION — a combination of $10.00 in cash and 0.3201 of a share of CBOE Holdings common stock.

Number of Shares

Account Number

If you do not elect one of these options, the Exchange Agent will treat you as having made a “Mixed Election.”

The merger consideration to be paid to holders of Bats common stock making a cash election or stock election in connection with the merger is subject, pursuant to the terms of the Merger Agreement, to automatic proration and adjustment, as applicable, to ensure that the total amount of cash paid and the total number of shares of CBOE Holdings common stock issued by CBOE Holdings in the merger is the same as what would be paid and issued if all Bats stockholders were to receive, for each share of Bats common stock held, the mixed consideration of 0.3201 of a share of CBOE Holdings common stock and $10.00 in cash. No guarantee can be made that you will receive the amount of cash consideration or stock consideration that you elect.

Shares of CBOE Holdings common stock will be issued in non-certificated book entry form via a Direct Registration System® (DRS) stock distribution statement.

Signature of Stockholder	Signature of Stockholder	Phone Number

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION
AND RISK OF THE ELECTING STOCKHOLDER.  IF DELIVERED BY MAIL,
REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED.
IN ALL CASES, SUFFICIENT TIME SHOULD BE
ALLOWED TO ENSURE TIMELY DELIVERY.

IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT YOUR BROKER OR
FINANCIAL ADVISOR DIRECTLY.

PROMPT ACTION IS REQUESTED.

NOTICE OF GUARANTEED DELIVERY
OF
SHARES OF COMMON STOCK
OF BATS GLOBAL MARKETS, INC.

This form, or a facsimile hereof, must be used in connection with your election if the procedures for book-entry transfer of the shares of Bats Global Markets, Inc. (“Bats”) common stock set forth on the reverse side of this Notice of Guaranteed Delivery cannot be completed prior to the Election Deadline.

This form, together with the Election Form, may be delivered to the Exchange Agent by hand, mail or facsimile transmission, and must be received by the Exchange Agent on or before 5:00 P.M., Eastern time, on the date that is two business days preceding the closing date of the merger (the “Election Deadline”).  CBOE Holdings, Inc. (“CBOE Holdings”) and Bats will publicly announce the Election Deadline at least three business days prior to the anticipated closing date of the merger, but you are encouraged to return your Election Form as promptly as practicable.

The Exchange Agent is:

Computershare Trust Company, N.A.

If delivering by mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By facsimile transmission: For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone for Eligible Institutions Only: (781) 575-2332	If delivering by courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

Delivery of this form to an address other than as set forth above or transmission via facsimile to a number other than one listed above does not constitute a valid delivery.

The undersigned hereby surrenders to the Exchange Agent, the number of shares of Bats common stock set forth on the reverse side of this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of September 25, 2016, by and among CBOE Holdings, CBOE Corporation, a wholly-owned subsidiary of CBOE, CBOE V, LLC, a wholly-owned subsidiary of CBOE, and Bats, and described in the Joint Proxy Statement/Prospectus, dated [•], 2016, and the related Election Form, receipt of which are hereby acknowledged.

Number of Shares Surrendered:

DTC Account Number:

Name(s) of Record Holder(s):

Address:

Telephone Number: ( )

Social Security Number or Employer Identification Number:

Dated: , 201[•]

Signature(s)

GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, hereby guarantees to surrender shares pursuant to the procedure for book-entry transfer into the Exchange Agent’s account at The Depository Trust Company, together with (i) a properly completed and duly executed Election Form (or facsimile thereof) with any required signature guarantees and (ii) any other required document, within two business days after the Election Deadline of 5:00 P.M. Eastern Time, on the date that is two business days preceding the closing date of the merger.

Name of Firm:
(Authorized Signature)

Address:	Name:

Title:

Telephone Number: ( )	Dated: , 201[•]

This form is not to be used to guarantee signatures.  If a signature on the Election Form requires a Medallion Signature Guarantee, such guarantee must appear in the applicable space provided on the Election Form.  If you have any questions regarding the election materials, please call the information agent for the transaction, Innisfree M&A Incorporated, at (888) 750-5834 (toll-free) or (212) 750-5833 (collect).